UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2025 (July 18, 2025)
Date of Report (Date of earliest event reported)
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TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY	PLANO	Texas	75024
(Address of principal executive offices)	(City)	(State)	(Zip code)

(972) 713-3700
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of each class	Trading symbol	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	TYL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 18, 2025, John S. Marr, Jr. notified the Board of Directors (the “Board”) of Tyler Technologies, Inc. (the “Company”) of his decision to end his tenure on the Board effective May 5, 2026, immediately following the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”). As a result, Mr. Marr will not stand for reelection to the Board at the 2026 Annual Meeting. His Board service will continue unchanged in the interim.
Mr. Marr has served as Executive Chair of the Board and Chair of the Executive Committee since May 2018, as Chair of the Board from January 2017-May 2018, and as director since May 2002. Mr. Marr’s decision to end his tenure was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.
Consistent with the Company’s Corporate Governance Guidelines (the “Guidelines”), Mr. Marr submitted a letter memorializing his decision. A copy of that letter is attached at Exhibit 17.1.
As a result of Mr. Marr’s decision, assuming all other current directors stand for reelection, the Board currently anticipates that the size of the Board will be reduced from eight to seven directors, which is permitted under the Guidelines. The Nominating and Governance Committee, however, will continue to advise the Board on whether there are candidates who have the background, skills, and expertise that would qualify them as a director candidate under the Guidelines and that would warrant their nomination as a director in 2026.
Item 8.01    Other Events
In connection with Mr. Marr’s decision not to stand for reelection at the 2026 Annual Meeting, the independent directors of the Board discussed and unanimously agreed that their intent is to nominate H. Lynn Moore, Jr. to assume the role of Board Chair at the 2026 Annual Meeting. Mr. Moore currently serves as the Company’s President and Chief Executive Officer. The Guidelines allow for one person to serve as both Board Chair and as CEO, as Mr. Marr did previously. The independent directors of the Board also discussed and unanimously agreed that the Board would continue to appoint a Lead Independent Director for so long as the Board Chair is not independent, consistent with the Company’s Lead Independent Director Charter.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 17.1	July 18, 2025 Correspondence from John S. Marr, Jr. to Board
Exhibit 104	Cover Page Interactive Data File (embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

/s/ Brian K. Miller
July 23, 2025	By:	Brian K. Miller Executive Vice President and Chief Financial Officer (principal financial officer)